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                                                                   EXHIBIT 10.16


                   The Goldman Sachs Defined Contribution Plan

Preamble

      This Plan shall be known as The Goldman Sachs Defined Contribution Plan (the "Plan"). The object of the Plan is to provide certain select management employees of The Goldman Sachs Group, Inc. ("GS Inc.") and its subsidiaries and affiliates (collectively, the "Firm") with an ownership interest in GS Inc. and to align the interests of those employees with those of GS Inc.'s shareholders.

      The Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code, as amended, and is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                    ARTICLE I

                                   Definitions

      Section 1.1 "Account" means a Participant's Stock Account or the Unallocated Stock Account, or both, as the context requires.

      Section 1.2 "Beneficiary" means the person or persons (including a trust or estate) who are entitled to receive any benefit payable hereunder by reason of the death of a Participant, as designated pursuant to Section 9.1.

      Section 1.3 "Board" means the Board of Directors of GS Inc.

      Section 1.4 "Cause" means any of the following: (i) the Participant's conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) the Participant's engaging in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) the Participant's willful or grossly negligent failure to perform duties to the Firm; (iv) the Participant's violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which GS Inc. or any of its subsidiaries or affiliates is a member; (v) the Participant's violation of any Firm policy concerning hedging or confidential or proprietary information, or material violation of any other Firm policy as in effect from time to time; (vi) the Participant's engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Firm; or (vii) the Participant's engaging in any conduct detrimental to the Firm. The determination as to whether "Cause" has occurred shall be made by the Committee. The Committee shall also have the authority to


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waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting "Cause".

      Section 1.5 "Change in Control" means the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving GS Inc. (a "Reorganization") or sale or other disposition of all or substantially all of GS Inc.'s assets to an entity that is not an affiliate of GS Inc. (a "Sale"), that in each case requires the approval of GS Inc.'s stockholders under the law of GS Inc.'s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of GS Inc. in such Reorganization or Sale), unless immediately following such Reorganization or Sale, either: (i) at least 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (A) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of GS Inc. in a Sale (in either case, the "Surviving Entity"), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, as such Rule is in effect on the Effective Date) of 50% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by GS Inc.'s securities (the "GS Inc. Securities") that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such GS Inc. Securities were converted pursuant to such Reorganization or Sale) or (ii) at least 50% of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale, individuals (the "Incumbent Directors") who either (1) were members of the Board on the Effective Date or
(2) became directors subsequent to the Effective Date and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of GS Inc.'s proxy statement in which such persons are named as a nominee for director).

      Section 1.6 "Code" means the Internal Revenue Code of 1986, as amended, from time to time.

      Section 1.7 "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 7.1.

      Section 1.8 "Custody Account" means the custody account maintained by a Participant with The Chase Manhattan Bank or such successor custodian designated by GS Inc.


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      Section 1.9 "Distribution Date" shall include (i) each IPO Distribution
Date and (ii) such other date on which a Participant becomes vested in all or any portion of his or her Stock Account in accordance with the provisions of
Article V.


      Section 1.10 "Effective Date" means May 7, 1999.


      Section 1.11 "Employment" means a Participant's performance of services for the Firm, as determined by the Committee. The terms "employ" and "employed" shall have their correlative meanings.

      Section 1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

      Section 1.13 "Fair Market Value" means, with respect to a share of Stock on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee.

      Section 1.14 "Good Reason" means (i) as determined by the Committee, a materially adverse alteration in the Participant's position or in the nature or status of such Participant's responsibilities from those in effect immediately prior to the Change in Control, or (ii) the Firm's requiring such Participant's principal place of Employment to be located more than seventy-five (75) miles from the location where such Participant is principally employed at the time of the Change in Control (except for required travel on the Firm's business to an extent substantially consistent with the Participant's customary business travel obligations in the ordinary course of business prior to the Change in Control).


      Section 1.15 "IPO Contribution" means the initial 12,555,866 shares of Stock contributed to the Plan on the date of the consummation of the initial public offering of GS Inc.'s Stock.


      Section 1.16 "IPO Distribution Date" means the first day of each Window Period that begins on or immediately follows each of the third, fourth and fifth anniversaries of the date of the consummation of the initial public offering of GS Inc.'s Stock.

      Section 1.17 "Participant" means an employee of the Firm who is designated as a Participant by the Committee pursuant to Article II.

      Section 1.18 "Plan" means The Goldman Sachs Defined Contribution Plan, as described herein and as hereafter amended from time to time.


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      Section 1.19 "Plan Year" means any calendar year or part thereof beginning on the Effective Date.

      Section 1.20 "Qualified Termination" means a Participant's termination of Employment by the Firm without Cause or by the Participant for Good Reason, but only in each case if such termination of Employment occurs within 18 months following a Change in Control.

      Section 1.21 "Shareholders' Agreement" means the Shareholders' Agreement, dated as of ________, 1999, among The Goldman Sachs Group, Inc. and the individuals listed on Appendix A thereto, as in effect from time to time.

      Section 1.22 "Stock" means GS Inc.'s common stock, par value $0.01 per share.

      Section 1.23 "Stock Account" means the separate account established in the name of each Participant under Section 4.1 to hold Stock that has been allocated to such Participant and any distributions received with respect to such Stock.

      Section 1.24 "Trust" means the legal entity created by the Trust
Agreement.

      Section 1.25 "Trust Agreement" means the agreement, dated as of the Effective Date, by and between GS Inc. and the Trustee, including any amendments thereto, setting forth the rights and obligations of the parties thereto in respect of the contributions to and distributions from the Trust, and the establishment and administration of the Accounts pursuant to the Plan.

      Section 1.26 "Trustee" means any corporation, individual or individuals who shall accept the appointment as trustee to execute the duties of the trustee pursuant to the Trust Agreement.

      Section 1.27 "Unallocated Stock Account" means a separate account established under Section 4.1 to hold Stock pending the allocation and reallocation of such Stock to the Stock Accounts of Participants, and any distributions received with respect to such Stock.

      Section 1.28 "Window Period" means a period designated by the Committee during which employees of the Firm generally are permitted to purchase or sell shares of Stock.


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                                   ARTICLE II

                          Eligibility and Participation

      Each employee designated by the Committee shall become a Participant in the Plan on the date he or she is so designated; provided, however, that if such employee is or becomes a Managing Director, such employee's participation in the Plan is conditioned upon his or her becoming a party to the Shareholders' Agreement. A Participant shall remain a Participant until the date he or she receives a distribution of the entire vested portion of his or her Stock Account or, if earlier, the date such Participant's interest in his or her Stock Account is forfeited in accordance with Article V.

                                   ARTICLE III

                                  Contributions

      On the Effective Date, GS Inc. shall establish the Trust and irrevocably contribute the IPO Contribution to the Trust. GS Inc. may contribute additional shares of Stock or cash to the Trust from time to time at its sole discretion.

                                   ARTICLE IV

                           Allocation of Contributions

      Section 4.1 Establishment of Accounts. There shall be established a Stock Account in the name of each Participant and a separate account (the Unallocated Stock Account) to which any forfeitures occurring hereunder shall be credited pending allocation to Participants. The Accounts shall also hold any distributions with respect to any shares of Stock held therein until such distributions are payable pursuant to the Plan.

      Section 4.2 Allocations to Participants' Accounts. The Committee shall in its sole discretion designate the number of shares of Stock allocable to the Stock Account of each Participant with respect to the IPO Contribution. With respect to each contribution other than the IPO Contribution, the Committee shall designate the number of shares of Stock (or the amount of cash) allocable to the Stock Account of each Participant on a formulaic basis as determined by the Committee in its sole discretion. Any Stock and


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distributions in respect of Stock in the Unallocated Stock Account as of the last day of each Plan Year shall be allocated among the Stock Accounts of each Participant who is an employee on the last day of such Plan Year in the proportion that each such Participant's allocation in respect of GS Inc.'s contributions for such Plan Year bears to the allocations of such contributions for all Participants who are employees on the last day of such Plan Year, or on such other formulaic basis as determined by the Committee in its sole discretion.

      Section 4.3 Voting of Stock; Tender or Exchange Offers. With respect to Stock allocated to Participants' Stock Accounts, each Participant shall be entitled to instruct the Trustee, on a confidential basis (a) as to the manner in which the Trustee's voting rights will be exercised with respect to any matter which involves the voting of such Stock allocated to the Participant's Stock Account, and (b) in the event of a tender or exchange offer for all or substantially all of the Stock of GS Inc., whether such Stock shall be tendered or exchanged by the Trustee. Notwithstanding the foregoing, all Stock allocated to the Stock Accounts of Participants who are subject to the Shareholders' Agreement shall be voted by the Trustee solely in accordance with the terms of the Shareholders' Agreement, and may be tendered or exchanged only if so permitted under the terms of the Shareholders' Agreement. Without limiting the foregoing, the Trust Agreement shall provide that the Trustee shall have no discretion and shall be required to vote, tender or exchange shares of Stock held by the Trust as follows: (i) shares of Stock allocated to a Participant's Stock Account shall be voted, tendered or exchanged, as applicable, in accordance with any instructions received from such Participant or such Participant's authorized representative pursuant to a duly executed power of attorney or similar instrument, (ii) shares of Stock held in a Participant's Stock Account with respect to which the Trustee does not receive instructions shall not be voted, tendered or exchanged, as applicable, and (iii) shares of Stock held in the Unallocated Stock Account shall be voted, tendered or exchanged, as applicable, in the same proportion as the shares of Stock allocated to Participants' Stock Accounts with respect to which instructions are received by the Trustee are voted, tendered or exchanged.

                                    ARTICLE V

                                     Vesting

      Section 5.1 Vesting of IPO Contribution. Except as otherwise provided in this Article V, a Participant shall vest on each IPO Distribution Date in one-third of his or her Stock Account attributable to the IPO Contribution (subject to rounding in the discretion of the Committee to avoid the vesting of fractional shares of Stock).


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      Section 5.2 Special Rule for IPO Contribution. Notwithstanding any other provision of this Plan, provided that a Participant's Stock Account has not previously been forfeited, such Participant shall be 100% vested in the portion of his or her Stock Account attributable to the IPO Contribution upon (i) the death of such Participant or (ii) such Participant's Qualified Termination.

      Section 5.3 Forfeiture and Reallocation of IPO Contribution. Unless the Committee determines otherwise, and except under the circumstances specified in
Section 5.2(ii), a Participant's unvested Stock in his or her Stock Account attributable to the IPO Contribution shall be forfeited and such Stock shall not be distributable to such Participant if:

            (i) prior to the relevant IPO Distribution Date:

            (A) such Participant's Employment with the Firm is terminated for any reason, or such Participant is no longer actively employed with the Firm (except as provided in Section 5.2(i)); or

            (B) with respect to such Participant, any of the events that constitute Cause has occurred; or

            (C) such Participant attempts to have any dispute under this Plan resolved in any manner that is not provided for by Sections 9.5 and 9.6; or

            (ii) such Participant fails to certify to GS Inc., in accordance with procedures established by the Committee, with respect to any relevant IPO Distribution Date that such Participant has complied, or the Committee determines that such Participant in fact as of such date has not complied, with all the terms and conditions of the Plan. By accepting the distribution of Stock (or cash) under the Plan, such Participant shall be deemed to have represented and certified at such time that he or she has complied with all the terms and conditions of the Plan.

In the event that Stock in a Participant's Stock Account attributable to the IPO Contribution is forfeited by reason of this Section 5.3, such forfeited Stock shall be reallocated to other Participants' Stock Accounts in accordance with
Section 4.2, and the Committee shall specify the terms and conditions (including timing) under which each such Participant shall vest in such reallocated amounts.

      Section 5.4 Vesting of Ongoing Contributions. With respect to each Plan contribution (other than the IPO Contribution), the Committee shall specify the terms and conditions (including timing) under which a Participant shall vest in any or all of his or her


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Account attributable to such contributions (or forfeitures of such contributions reallocated to such Participant).

                                   ARTICLE VI

                                  Distributions

      Section 6.1 General. (a) Except as provided below and in Section 9.10, all amounts and all shares of Stock credited to the Stock Account in which a Participant has vested under Article V shall be promptly distributable to such Participant (or, if applicable, his or her Beneficiary), and shall be subject to the provisions of Sections 9.8 and 9.9. Unless otherwise determined by the Committee, or as otherwise provided in the Plan, the distribution of shares of Stock shall be effected by book-entry credit to such Participant's Custody Account. No distribution of shares of Stock shall be made to any Participant unless such Participant has timely established a Custody Account. A Participant shall be the beneficial owner of any shares of Stock properly credited to the Custody Account.

            (b) Any cash dividends on shares of Stock allocated to a Participant's Stock Account on the record date for such dividend shall be distributed to such Participant as soon as practicable following the end of the calendar quarter in which such dividend is received without regard to whether such Participant is vested in the Stock in respect of which such dividend is received. No interest shall be payable on any dividends allocated to a Participant's Stock Account but not yet distributed.

                                   ARTICLE VII

                         Organization of Plan Committee;
                             Administration of Plan

      Section 7.1 The Committee. Subject to Section 7.3, the Plan shall be administered by a committee appointed by the Board whose members shall serve at the pleasure of the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, all actions relating to Participants who are subject to
Section 16 of the Exchange Act may be taken by the Board or a committee or subcommittee of the Board composed of two or more members, each of whom is a "non-employee director" within the meaning of Exchange Act Rule 16b-3.


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      Section 7.2 Plan Administered by Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determina tions necessary or advisable in administering the Plan, and (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan. Action by the Committee may be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the members of the Committee and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determinations of the Committee on all matters relating to the Plan shall be final, binding and conclusive.

      Section 7.3 Power of Delegation; Indemnification. Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (b) the Board may, in its sole discretion, at any time and from time to time, determine allocations of contributions or otherwise administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein. The Committee may allocate among its members or delegate to any person who is not a member of the Committee any administrative responsibility which the Committee has hereunder. No member of the Board or the Committee or any employee of the Firm shall be liable for any action or determination made in good faith with respect to the Plan. Each such person shall be indemnified and held harmless by GS Inc. against and from any loss, cost, liability, or expense that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person, with GS Inc.'s approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that GS Inc. shall have the right, at its own expense, to assume and defend the same. The foregoing right of indemnification shall not be available to a person to the extent that a final judgment or other final adjudication binding upon such person establishes that the acts or omissions of such person giving rise to the indemnification claim resulted from such person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under GS Inc.'s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that GS Inc. may have to indemnify such persons or hold them harmless. The responsibility of the Committee with respect to the management or control of the assets of the Trust may be delegated or allocated to the Trustee.


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      Section 7.4 Communication by Committee. Decisions and directions of the
Committee may be communicated to the Trustee, a Participant, a Beneficiary, GS Inc. or any other person who is to receive such decision or direction by a document signed by any one or more members of the Committee (or persons other than members) so authorized, and such decision or direction of the Committee may be relied upon by the recipient as being the decision of the Committee. The Committee may authorize one or more of its members, or a designee who is not a member, to sign on behalf of the entire Committee.

                                  ARTICLE VIII

                          Amendment, Termination, etc..

      The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue and terminate the Plan or the Trust Agreement; provided that, no such modification, alteration, amendment, suspension, discontinuance or termination shall materially adversely affect, without their consent, the rights of Participants under this Plan with respect to contributions previously made except that the Board reserves the right to (a) accelerate the vesting of Participants' Stock Accounts and in its discretion provide that Stock distributed from such Stock Accounts may not be transferable until the Distribution Dates as of which such Stock would have otherwise become vested (and that in respect of such Stock the Participants may remain subject to the repayment obligations of Section 9.11 in the circumstances under which the Stock would not have been distributed pursuant to Section 5.3) and (b) make distributions to Participants upon the termination of the Plan. Notwithstanding the foregoing, no modification, alteration, amendment or termination of the Plan may be made which would cause or permit any part of the assets of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or which would cause any part of the assets of the Trust to revert to or become the property of the Firm. Any modification, alteration or amendment to the Plan shall be in writing signed by the Chief Executive Officer of GS Inc. or his designee.

                                   ARTICLE IX

                                  Miscellaneous

      Section 9.1 Designation of Beneficiaries. A Participant may designate, in accordance with procedures established by the Committee, a Beneficiary or Beneficiaries to receive all or part of the amounts payable hereunder in the event of such Participant's


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death. A designation of a Beneficiary may be replaced by a new designation or may be revoked by a Participant at any time in accordance with procedures established by the Committee. In the event of a Participant's death, the amounts payable hereunder with respect to which a designation of Beneficiary has been made shall be paid in accordance with the Plan to such designated Beneficiary or Beneficiaries. Any amounts payable upon death and not subject to such designation shall be distributed to the Participant's estate. If there is any question as to the legal right of any Beneficiary to receive payment of amounts hereunder, the amounts in question may be paid to the Participant's estate, in which event the Firm shall have no further liability to anyone with respect to such amounts. A Beneficiary shall have no rights under the Plan other than the right, subject to the immediately preceding sentence, to receive such amounts, if any, as may be payable under this Section 9.1.

      Section 9.2 Nonassignability. No rights granted to any Participant or any Beneficiary under the Plan (including any interest in the Accounts) may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution. Any assignment in violation of the provisions of this Section 9.2 shall be void. All the terms of this Plan shall be binding upon such permitted successors and assigns.

      Section 9.3 Plan Creates No Employment Rights. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Firm or affect any right which the Firm may have to terminate such Employment.

      Section 9.4 Limit on Liability. No person shall have any right or interest in the Plan and/or the Trust other than as provided herein. The Trust assets shall under no circumstances be available to the creditors of the Firm. All distributions under the Plan shall be paid or provided solely from the Trust assets, and the Firm shall have no responsibility or liability to any Participant or Beneficiary relating to the Stock or other assets contributed to the Trust. Any final distribution to any Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims against the Trust, the Trustee, the Committee, the Board, GS Inc., the Firm and its employees with respect to the Plan or Trust.

      Section 9.5 Arbitration. Any dispute, controversy or claim between the Firm and any Participant arising out of or relating to or concerning the provisions of the Plan or the Trust shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the "NYSE") or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by any Participant must first be submitted to the


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Committee in accordance with claim procedures determined by the Committee in its sole discretion. This Section is subject to the provisions of Section 9.6.

      Section 9.6 Choice of Forum. (a) THE FIRM AND EACH PARTICIPANT, AS A CONDITION TO SUCH PARTICIPANT'S PARTICIPATION IN THE PLAN, HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO THE PROVISIONS OF SECTION 9.5. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Firm and each Participant, as a condition to such Participant's participation in the Plan, acknowledge that the forum designated by this Section 9.6(a) has a reasonable relation to the Plan, and to the relationship between such Participant and the Firm. Notwithstanding the foregoing, nothing herein shall preclude the Firm from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Sections 9.5 and 9.6.

            (b) The agreement by the Firm and each Participant as to forum is independent of the law that may be applied in the action, and the Firm and each Participant, as a condition to such Participant's participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Firm or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 9.6(a), (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 9.6 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Firm and each Participant.

            (c) Each Participant, as a condition to such Participant's participation in the Plan, hereby irrevocably appoints the General Counsel of GS Inc. as such Participant's agent for service of process in connection with any action or proceeding arising out of or relating to or concerning the Plan which is not arbitrated pursuant to the provisions of Section 9.5, who shall promptly advise such Participant of any such service of process.

            (d) Each Participant hereby agrees, as a condition to such Participant's participation in the Plan, to keep confidential the existence of, and any information concerning, a dispute described in Section 9.5 or 9.6, except that a Participant may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to such Participant's legal counsel (provided that such counsel agrees not


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to disclose any such information other than as necessary to the prosecution or defense of the dispute).

            (e) Each Participant recognizes and agrees that prior to being selected by the Committee to participate in the Plan such Participant has no right to any benefits hereunder. Accordingly, in consideration of a Participant's selection to participate in the Plan, each Participant expressly waives any right to contest the amount of any contribution to the Plan, the terms of the Plan, any determination, action or omission hereunder by the Committee, GS Inc. or the Board, or any amendment to the Plan (other than an amendment to which such Participant's consent is expressly required by Article
VIII).

      Section 9.7 Governing Law. ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      Section 9.8 Taxes and Withholding. (a) Upon a Participant's vesting in all or any portion of his or her Stock Account, or in connection with any distribution or other event that gives rise to a federal or other governmental tax withholding obligation relating to the Plan (including, without limitation, FICA tax), the Trustee shall be entitled to require that the Participant remit cash in an amount sufficient in the opinion of the Trustee and the Committee to satisfy such withholding obligation. Alternatively, if the event giving rise to the withholding obligation involves a transfer of shares of Stock, then, at the discretion of the Committee, the Participant may elect to satisfy the withholding obligation described above by (i) remitting cash, (ii) instructing the Trustee to withhold shares of Stock or tendering previously owned shares of Stock (in each case having a Fair Market Value equal to the amount of tax to be withheld) or (iii) any other mechanism as may be required or appropriate to conform with local tax and other rules. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount may be settled in cash). If the Participant does not satisfy the withholding obligation in accordance with any of the methods described above in this Section 9.8(a), the Trustee may cause such withholding taxes to be deducted or withheld from the vested portion of the Participant's Stock Account or any payment or distribution to the Participant pursuant to the Plan, and the Firm may deduct or withhold (or cause to be deducted or withheld) such taxes from any other payment or distribution by the Firm to the Participant.

            (b) The Trustee may transfer to the Firm any amounts (cash or shares of Stock) withheld or received from the Participant pursuant to Section 9.8(a). Any deduction of shares of Stock from the Participant's Stock Account by the Trustee pursuant to this Section 9.8 shall be treated as a distribution from the Trust to such Participant and an election by the Participant to have such shares of Stock applied to satisfy the withholding obligation.

            (c) No Participant may make an election pursuant to section 83(b) of the Code with respect to his or her interest in the Trust, any shares of Stock or any other property held by the Trust.

      Section 9.9 Right of Offset. The Committee shall have the right to direct the Trustee to withhold distribution of the vested portion of a Participant's Stock Account until the Participant settles any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Firm pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Firm.

      Section 9.10 Consents and Legends. The vesting and distribution to a Participant of any shares of Stock may be conditioned on the receipt to the full satisfaction of the Committee of (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency that the Committee may determine to be necessary or advisable and (d) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require GS Inc. to list, register or qualify the shares of Stock on any securities exchange. GS Inc. may affix to any stock certificate (or other document or evidence of ownership) representing shares of Stock distributed under the Plan any legend that the Committee determines in its sole discretion to be necessary or advisable (including to reflect any restrictions to which a Participant may be subject under a separate agreement with GS Inc.). GS Inc. may advise the transfer agent to place a stop order against any legended shares of Stock.

      Section 9.11 Forfeiture and Repayment after Erroneous Vesting. If, following any date on which a Participant becomes vested in all or any portion of his or her Stock Account (the "erroneously vested portion"), the Committee determines that all terms and conditions of the Plan were not satisfied on the relevant vesting date, such Participant or former Participant shall cease to be vested in, and shall forfeit, such erroneously vested portion, and the Trust shall be entitled to receive, and such Participant or former Participant shall be obligated to pay the Trust immediately upon demand therefor the Fair

Market Value of any Shares (determined as of the date of vesting) and the amount of any cash delivered in respect of any distribution of the erroneously vested portion, without reduction for any Shares (or cash) applied to satisfy withholding tax or other obligations in respect of such erroneous vesting event.

      Section 9.12 Severability; Entire Agreement. If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of the provisions of this Plan is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter hereof.

      Section 9.13 Expenses. All expenses incurred by the Committee and the Trustee in connection with administering this Plan and the Trust shall be paid by GS Inc. to the extent not paid from the cash dividends held in the Unallocated Stock Account. All taxes imposed on the Trust related to income credited to or attributable to Trust assets shall be paid from such assets and charged against the Stock Account to which the income is allocated as though it were payable directly to the Participant.

      Section 9.14 No Third Party Beneficiaries. Except as expressly provided herein, the Plan shall not confer on any person other than the Firm and any Participant any rights or remedies thereunder.

      Section 9.15 Participating Employers. Each subsidiary or affiliate of GS Inc. which employs a Participant shall adopt this Plan by executing Schedule A.

      Section 9.16 Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of GS Inc., each of its subsidiaries and affiliates that adopts the Plan and its and their successors and assigns.

      Section 9.17 Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

      Section 9.18 Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

      IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of May 7, 1999 by GS Inc., it has caused the same to be signed by its duly authorized officer this 7th day of May, 1999.


                                   THE GOLDMAN SACHS GROUP, INC.


                                   By:  /s/ Robert J. Katz
                                      ---------------------------------
                                   Name:   Robert J. Katz
                                   Title:  Executive Vice President



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